Exhibit 10.20

ADDENDUM TO MANAGEMENT SERVICE AGREEMENT

between

Allied Fine Development Limited

and

Best Paramount Industrial Limited

29 April 2009

THIS ADDENDUM WAS ENTERED INTO BETWEEN THE FOLLOWING PARTIES ON 29 APRIL 2009 (“this Addendum”) TO THE ORIGINAL MANAGEMENT SERVICES AGREEMENT DATED 10 OCTOBER 2008 (“the Original Agreement”):

1)
Allied Fine Development Limited, a company set up and validly constituted under the laws of Hong Kong Special Administrative Region, with registered office Room 1508-1509 Peninsula Square, 18 Sung On Street, HungHom, Kowloon (hereinafter referred to as “Company A”); and

2)
Best Paramount Industrial Limited, a company set up and validly constituted under the laws of Hong Kong Special Administrative Region, with registered office 2/F, Emax, Hong Kong International Trade and Exhibition Centre, No. 1 Trademart Drive, Kowloon Bay, Kowloon (hereinafter referred to as “Company B”).

Company A and Company B, after due negotiation, hereby agrees that apart from the service fee which is calculated on the basis of the actual costs incurred plus a mark-up of 5% (Clause 4.1 of the Original Agreement refers), no discretionary fee will be charged by Company A for the services provided to Company B.  Accordingly, Clause 4.4 of the Original Agreement will be removed.

Except as expressly modified in accordance with the provisions of this Addendum, all other terms and conditions set forth in the Original Agreement shall remain in full force and effect and continue to bind the parties.

This Addendum is entered into and rendered effective as of the 29 April 2009, and will remain in effect for so long as the Original Agreement remains in effect.

This Addendum shall be signed in duplicate and each of which shall be deemed to be an original.

IN WITNESS WHEREOF the parties hereto have caused this Addendum to be executed the day and year above first written.

SIGNED by	)
for and on behalf of Allied Fine Development Limited	)
in the presence of:-)

SIGNED by	)
for and on behalf of Best Paramount Industrial Limited	)
in the presence of:-)